UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)

5556 Highway 9 Armstrong, Iowa 50514
(Address of Principal Executive Offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Board of Directors of the Company appointed Carrie Majeski, the Company’s current President and Chief Executive Officer, as interim Chief Financial Officer, effective September 5, 2012. Mrs. Majeski, age 37, joined the Company in April 2004 and was appointed Chief Financial Officer in July 2004. Mrs. Majeski was appointed to the additional roles of President and Chief Executive Officer on October 18, 2007 and continued to serve as the Company’s Principal Financial Officer until January 26, 2012. Prior to joining the Company, Mrs. Majeski was responsible for all of the functions of a controller at Tyco Plastics of Fairmont, Minnesota. The terms of Mrs. Majeski’s employment as the Company’s President and Chief Executive Officer are governed by an Employment Agreement dated December 20, 2011, as amended effective January 26, 2012, which was not materially amended in connection with her appointment as interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2012

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President and Chief Executive Officer